Exhibit 10.1

KODIAK OIL & GAS CORP.

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (“Amending Agreement”), effective January 1, 2010, is made between Kodiak Oil & Gas Corp., a Yukon Territory corporation (“Employer”), and James E. Catlin (“Executive”).

RECITALS

WHEREAS, Employer and Executive entered into an executive employment agreement, effective January 1, 2008 (the “Employment Agreement”), pursuant to which Employer provided continued employment of Executive and Executive committed himself to continue to serve Employer on the terms and conditions provided in the Employment Agreement; and

WHEREAS, Employer and Executive now wish to amend the Employment Agreement, as set out below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.                                       In Section 1 of the Employment Agreement, the occurrence of the sentence “Executive will devote full time and attention to achieving the purposes and discharging the responsibilities of his position.” is hereby deleted and replaced with the following:

“Executive will devote substantially his full time and attention to achieving the purposes and discharging the responsibilities of his position.  For purposes of this Agreement, “substantially his full time and attention” shall mean no less than 30 hours per week.”

2.                                       In Section 3.1 of the Employment Agreement, the occurrence of “Three Hundred and Fifty Thousand Dollars ($350,000)” is hereby deleted and replaced with the following:

“Two Hundred and Forty Thousand Dollars ($240,000)”.

3.                                       Except as modified herein, Employer and Executive confirm that the Employment Agreement remains unmodified and in full force and effect.  The Employment Agreement as modified by this Amending Agreement constitutes the entire agreement between the parties relating to the subject matter hereof.

4.                                       This Amending Agreement may be executed by the parties in separate counterparts, including by electronic transmission via facsimile or e-mail, each of which such counterparts when so executed and delivered shall be deemed to constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the day and year first above written.

EMPLOYER:

KODIAK OIL & GAS CORP.

By:	/s/ Herrick K. Lidstone
Herrick K. Lidstone, Jr., Chairman
Compensation and Nominating Committee

EXECUTIVE:

By:	/s/ James E. Catlin
James E. Catlin